    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1999

________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  APRIL 14, 1999


                           INTERACTIVE NETWORK, INC.
            (Exact Name of Registrant as Specified in Its Charter)


                                  CALIFORNIA
                (State or Other Jurisdiction of Incorporation)



               0-19579                                  94-3025019
      (Commission file Number)              (I.R.S. Employer Identification No.)

1161 OLD COUNTY ROAD, BELMONT, CA                         94002
  (Address of Principal Executive Offices)             (Zip Code)


                                (650) 508-8793
             (Registrant's Telephone Number, Including Area Code)


                                With a copy to:
                            Marshall L. Small, Esq.
                            Morrison & Foerster LLP
                               425 Market Street
                           San Francisco, CA 94105
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ITEM 5.    OTHER EVENTS.

     At the Registrant's Special Meeting of Shareholders held on March 31, 1999, shareholders (1) approved amendment of Registrant's By-laws to authorize the size of the Board of Directors to be fixed in a range between five and nine members by a vote of 15,705,151 shares for, 1,854,127 shares against, and 16,235 shares abstaining; (2) elected Bruce W. Bauer, John J. Bohrer, Donald D. Graham, William H. Green and William L. Groeneveld as directors of the Registrant for the ensuing year by a vote of 15,728,316 shares for Messrs. Bauer, Bohrer, Graham and Green, and 15,727,516 shares for Mr. Groeneveld, with holders of 1,847,197 shares withholding their votes for Messrs. Bauer, Bohrer, Graham and Green, and holders of 1,847,997 shares withholding their votes for Mr. Groeneveld; (3) approved Registrant's 1999 Stock Option Plan by a vote of 15,593,012 shares for, 1,941,746 shares against, and 40,705 shares abstaining; and (4) ratified the appointment of KPMG LLP as the Registrant's independent auditors for the current year, by a vote of 17,507,217 shares for, and 24,101 shares against.

     On April 12, 1999, the United States Bankruptcy Court for the Northern District of California, filed an order confirming Registrant's Chapter 11 plan of reorganization, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

     On April 14, 1999, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 1.2 and incorporated herein by reference.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

1.1 Order filed by the United States Bankruptcy Court for the Northern District of California on April 12, 1999, confirming Registrant's Chapter 11 plan of reorganization.

1.2  Press Release issued by the Registrant dated April 14, 1999.


                                       1


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Date:  April 14, 1999

                                  INTERACTIVE NETWORK, INC.


                                  By: /s/ Bruce Bauer
                                      -------------------------------------
                                      Bruce Bauer
                                      President and Chief Executive Officer